PROMISSORY NOTE


     Principal        Loan Date      Maturity       Loan No.       Call       Collateral       Account     Officer     Initials
   $2,132,500.00     05-06-1999     05-10-2009     1501257103      170           MULTI          104677       40

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.


Borrower:  REGAN HOLDING CORP.            Lender:  National Bank of the Redwoods
           1179 N McDOWELL BLVD                    Main Office
           PETALUMA, CA 94954                      111 Santa Rosa Ave
                                                   Santa Rosa, CA 96404-4905

--------------------------------------------------------------------------------

Principal Amount: $2,132,500.00    Initial Rate: 8.250%     Date of Note: May 6, 1999

PROMISE TO PAY. REGAN HOLDING CORP. ("Borrower") promises to pay to National Bank of the Redwoods ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million One Hundred Thirty Two Thousand Five Hundred & 00/100 Dollars ($2,132,500.00), together with interest on the unpaid principal balance from May 10, 1999, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the index, Borrower will pay this loan on demand, or if no demand is made, in 119 regular payments of $16,826.17 each and one irregular last payment estimated at $1,750,389.44. Borrower's first payment is due June 10, 1999, and all subsequent payments are due on the same day of each month after that. Borrower's final payment due May 10, 2009, will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the West Coast Edition Of The Wall Street Journal Prime Rate (the "Index"). The index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each first day of each calendar quarter. The Index currently is 7.750% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.500 percentage points over the Index, resulting in an initial rate of 8.250% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest,

(c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $75.00, whichever is less.

LENDER'S RIGHTS. Upon Lender's demand, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Lender may hire or pay someone else to help collect this Note it Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lander's request to submit to the jurisdiction of the courts of Sonoma County, the State of California. This Note shall be governed by and construed in accordance with the laws of the State of California.

COLLATERAL Borrower acknowledges this Note is secured by, in addition to any other collateral, a Deed of Trust and an Assignment of All Rents dated May 6, 1999, to a trustee in favor of Lender on real property located in SONOMA County, State of California. That agreement contains the following due on sale provision: Lender may, at its option, declare immediately due and payable all sums secured by this Note upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property interest. If any Trustor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of Trustor. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

DEFAULT INTEREST RATE. Notwithstanding any other provisions of this Note, Borrower acknowledges that in the event of default, Lender, at its option, may increase the interest rate on this Note to 18.00% per annum. Borrower will be notified in writing, with a copy to all guarantors, that an event of default has occurred and that failure to cure the default may result in the application of the default interest rate effective seven (7) calendar days from the date of notification to the Borrower.

PAYMENT ADJUSTMENT. This loan is amortized over a period of twenty-five (25) years, with maturity in ten (10) years. Whenever the interest rate changes, Lender will reamortize the loan as of the date of the rate change for the remaining term of the loan.

GENERAL PROVISIONS. Lander may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


BORROWER:

REGAN HOLDING CORP.


By: /s/ David A. Skup
   ________________________________________
     DAVID A. SKUP, CHIEF FINANCIAL OFFICER



LENDER:

National Bank of the Redwoods



By: /s/ Brian Reed
   ________________________________________
     Authorized Officer